As filed with the Securities and Exchange Commission on June 9, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MONTPELIER RE HOLDINGS LTD.
(Exact Name of Registrant as specified in its charter)

Bermuda	98-0428969
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Mintflower Place
8 Par-la-Ville Road
Hamilton, HM 08 Bermuda
(Address including zip code of Principal Executive Offices)

Montpelier Long-Term Incentive Plan
(Full title of the plan)

CT Corporation System
111 Eighth Avenue
New York, NY 10011
212-590-9200

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Ethan T. James, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 212-450-4244

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares, par value 1/6 cent per share(1) Common shares, par value 1/6 cent per share(1) TOTALS	3,537,500(2) 462,500(2) 4,000,000	$15.29(2)(3) $18.90(2)(4)	$54,088,375(2)(3) $ 8,741,250(2)(4) $62,829,625	$5,787.46(3) $ 935.32(4) $6,722.78
(1)	The common shares being registered hereby represent shares reserved for issuance pursuant to awards granted or to be granted to eligible employees, directors and consultants of Montpelier Re Holdings Ltd. under the Montpelier Long-Term Incentive Plan (the “Long-Term Incentive Plan”).
(2)	Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on June 6, 2006.
(4)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee with respect to common shares underlying restricted share units granted and outstanding under the Long-Term Incentive Plan, based on the closing price of a common share on January 1, 2006, the grant date of these awards.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of this Registration Statement on Form S-8 (“Registration Statement”) will be sent or given to participants in the Long-Term Incentive Plan as specified under Rule 428(b)(i) under the Securities Act. Such documents are not required to be, and are not being, filed by Montpelier Re Holdings Ltd. (“Montpelier” or the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference.

     (1) The Annual Report on Form 10-K, of Montpelier for the fiscal year ended December 31, 2005.

     (2) All reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act subsequent to the filing of the item mentioned in (a) above;

     (3) The description of Montpelier’s common shares contained in the registration statement on Form S-1, filed with the Commission on May 30, 2002, and including any amendment thereto or report filed for the purpose of updating such description.

     In addition, all documents filed by Montpelier with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Bye-law 31 of Montpelier’s Amended and Restated Bye-Laws provides that Montpelier shall indemnify its directors and officers to the fullest extent possible, except as prohibited under the Companies Act 1981 of Bermuda, as amended from time to time. Specifically, Montpelier’s directors and officers, as well as their heirs, executors and administrators, shall be indemnified by Montpelier from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, may incur or sustain by reason of any act done, concurred in or omitted in the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for the acts of or the solvency or honesty of any bankers or other persons with whom any moneys or effects belonging to Montpelier may be deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys belonging to Montpelier shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto.

     Bye-law 32 of Montpelier’s Amended and Restated Bye-Laws provides that, except with respect to matters involving fraud or dishonesty of Montpelier’s directors and officers, each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of Montpelier, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for Montpelier.

     Section 98 of the Companies Act 1981 of Bermuda provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the Company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favour or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

4.1	Memorandum of Association (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on September 20, 2002, as amended, (Registration No. 333- 89408).*

4.2	Amended and Restated Bye-Laws (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K as of May 22, 2003, File No. 001-31468).*

5	Opinion of Conyers Dill & Pearman.

23.1	Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm.

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5).

24	Powers of attorney (included on the signature pages hereof).

99	Montpelier Long-Term Incentive Plan (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed on September 1, 2004, File No. 001-31468).*

*	Incorporated by reference.

ITEM 9. REQUIRED UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:

     (i) If the Registrant is relying on Rule 430B:

      (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Montpelier Re Holdings Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8, and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on this 9th day of June, 2006.

MONTPELIER RE HOLDINGS LTD.

By:	/s/ Anthony Taylor

Name:	Anthony Taylor
Title:	Chairman and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints, Anthony Taylor, Thomas G.S. Busher, Christopher L. Harris and Kernan V. Oberting, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable Montpelier Re Holdings Ltd. to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony Taylor	Chairman and Chief Executive Officer and	June 9, 2006
Director (Principal Executive Officer)
Anthony Taylor

/s/ Kernan V. Oberting	Chief Financial Officer (Principal Financial	June 9, 2006
Officer)
Kernan V. Oberting

/s/ Neil W. Greenspan	Chief Accounting Officer (Principal	June 9, 2006
Accounting Officer)
Neil W. Greenspan

Director

Raymond Barrette

/s/ Morgan W. Davis	Director	June 9, 2006

Morgan W. Davis

/s/ Clement S. Dwyer, Jr.	Director	June 9, 2006

Clement S. Dwyer, Jr.

Director

Allan W. Fulkerson

/s/ Steven J. Gilbert	Director	June 9, 2006

Steven J. Gilbert

Director

K. Thomas Kemp

Director

Raymond M. Salter

/s/ John F. Shettle, Jr.	Director	June 9, 2006

John F. Shettle, Jr.

Signature	Title	Date

/s/ Candace L. Straight	Director	June 9, 2006

Candace L. Straight

AUTHORIZED REPRESENTATIVE

/s/ Candace L. Straight

Candace L. Straight, as the duly
authorized representative of Montpelier
Re Holdings Ltd. in the United States

Date: June 9, 2006

EXHIBIT INDEX

4.1	Memorandum of Association (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on September 20, 2002, as amended, (Registration No. 333-89408).*

4.2	Amended and Restated Bye-Laws (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K as of May 22, 2003, File No. 001-31468).*

5	Opinion of Conyers Dill & Pearman.

23.1	Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm.

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5).

24	Powers of attorney (included on the signature pages hereof).

99	Montpelier Long-Term Incentive Plan (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed on September 1, 2004, File No. 001-31468).*

*	Incorporated by reference.